CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Navan, Inc. of our report dated April 2, 2026 relating to the financial statements, which appears in Navan, Inc.'s Annual Report on Form 10-K for the year ended January 31, 2026.

/s/PricewaterhouseCoopers LLP
San Jose, California
June 11, 2026